Exhibit 10.1

November 24, 2010

MasTec, Inc. and the other

Borrowers and Guarantors referred to below

800 Douglas Road, North Tower, 12th Floor

Coral Gables, Florida 33134

Attention: Chief Executive Officer

Re:	Consent and Letter Agreement Regarding 2010 Convertible Notes Issuance and Amendments to Loan Agreement

Ladies and Gentlemen:

We refer to the Second Amended and Restated Loan and Security Agreement dated July 29, 2008, by and among MasTec, Inc., a Florida corporation (“MasTec”), certain of the Subsidiaries of MasTec which are identified on the signature pages hereto (together with MasTec, collectively, “Borrowers”), the financial institutions party thereto from time to time (the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (the “Agent”), as amended by that certain letter amendment dated December 16, 2008, as amended by that certain letter amendment dated June 1, 2009, and as amended by that certain letter amendment dated November 3, 2009 (as so amended and at any other time amended, restated, modified or supplemented, the “Loan Agreement”). All capitalized terms used in this consent and letter amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

As described in the Loan Agreement, Borrowers are currently parties to (a) the New Convertible Notes Indenture, pursuant to which the New Convertible Notes were issued, and (b) the Precision Convertible Notes Indenture, pursuant to which the Precision Convertible Notes were issued. The New Convertible Notes and the Precision Convertible Notes are collectively referred to herein as the “Existing Convertible Notes”, and the New Convertible Notes Indenture and the Precision Convertible Notes Indenture are collectively referred to herein as the “Existing Convertible Notes Indentures”.

Borrowers have advised the Agent and the Lenders that MasTec intends to replace some or all of the Existing Convertible Notes by means of (a) a proposed issuance of new convertible notes (collectively, the “4.00% 2010 Convertible Notes”) in the original principal amount of up to $115,000,000, pursuant to a supplemental indenture (the “4.00% 2010 Convertible Notes Indenture”) among MasTec, as issuer of the 4.00% 2010 Convertible Notes, certain of MasTec’s Subsidiaries, as guarantors of the 4.00% 2010 Convertible Notes, and the trustee named therein, and (b) a proposed issuance of new convertible notes (collectively, the “4.25% 2010 Convertible Notes”) in the original principal amount of up to $100,000,000, pursuant to a supplemental indenture (the “4.25% 2010 Convertible Notes Indenture”) among MasTec, as issuer of the 4.25% 2010 Convertible Notes, certain of MasTec’s Subsidiaries, as guarantors of the 4.25% 2010 Convertible Notes, and the trustee named therein (such refinancing transaction, including the issuance of the 2010 Convertible Notes, is referred to herein as the “Proposed 2010 Convertible Notes Issuance”). The 4.00% 2010 Convertible Notes and the 4.25% 2010 Convertible Notes are collectively referred to herein as the “2010 Convertible Notes”, and the 4.00% 2010 Convertible Notes Indenture and the 4.25% 2010 Convertible Notes Indenture are collectively referred to herein as the “2010 Convertible Notes Indenture”.

Borrowers have provided to the Agent and the Lenders a summary of the terms of the Proposed 2010 Convertible Notes Issuance, such terms being more particularly described on Exhibit A attached hereto.

Pursuant to Section 10.2.3 of the Loan Agreement, Borrowers may not create, incur, assume, guarantee or suffer to exist any Debt, except for, among other exceptions, Refinancing Debt so long as each of the Refinancing Conditions is met. Borrowers acknowledge that, due to the possibility of an earlier conversion which pursuant to its terms could be satisfied by paying cash, the Debt under the 2010 Convertible Notes may have a final maturity date that is earlier than the final maturity date of the Debt under the Existing Convertible Notes. As a result, the Debt under the 2010 Convertible Notes does not satisfy clause (ii) of the definition of “Refinancing Conditions” and therefore is not permitted as Refinancing Debt pursuant to Section 10.2.3 of the Loan Agreement.

Notwithstanding the fact that the Debt under the Proposed 2010 Convertible Notes Issuance does not constitute Refinancing Debt permitted under the Loan Agreement, Borrowers have requested that the Agent and the Lenders consent to the Proposed 2010 Convertible Notes Issuance and the incurrence of Debt by Borrowers under the 2010 Convertible Notes pursuant to the terms of the 2010 Convertible Notes Indenture.

The Agent and the Lenders are willing to consent to the Proposed 2010 Convertible Notes Issuance, and the incurrence of Debt by Borrowers and guaranty by certain subsidiaries of MasTec under the 2010 Convertible Notes pursuant to the terms of the 2010 Convertible Notes Indenture, and to amend the Loan Agreement in connection therewith, in each case, on the terms and conditions set forth in this consent and letter amendment.

NOW, THEREFORE, for the sum of TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Consent to the Proposed 2010 Convertible Notes Issuance. At the request of Borrowers, the Agent and the Lenders hereby consent to the Proposed 2010 Convertible Notes Issuance by MasTec and the incurrence of Debt by Borrowers under the 2010 Convertible Notes, and the guaranty by MasTec’s other Subsidiaries thereof, so long as each of the following conditions has been satisfied, each in form and substance satisfactory to the Agent, on or before January 31, 2011:

(a) No Default or Event of Default exists at the time of, or will exist immediately after giving effect to, the Proposed 2010 Convertible Notes Issuance;

(b) Each Borrower delivers to the Agent a duly executed counterpart of this consent and letter amendment;

(c) MasTec certifies to the Agent in writing that, upon consummation of the Proposed 2010 Convertible Notes Issuance, and the exchange of certain Existing Convertible Notes thereunder, (i) no breach or default exists under the Existing Convertible Notes or the Existing Convertible Notes Indentures, nor will exist thereunder after giving effect to the Proposed 2010 Convertible Notes Issuance, and (ii) all such Existing Convertible Notes shall be cancelled and of no further force and effect;

(d) The Agent receives a true, correct and complete copy of the executed 2010 Convertible Notes Indenture;

(e) MasTec certifies to the Agent in writing that the Proposed 2010 Convertible Notes Issuance, and the issuance of the 2010 Convertible Notes in connection therewith, is permitted under and do not violate the provisions of the Indenture or cause to exist a default thereunder;

(f) The Agent receives evidence that:

(i) any 2010 Convertible Notes issued in exchange for Existing Convertible Notes have been issued in accordance with the terms of the 2010 Convertible Notes Indenture,

(ii) the final terms of the Proposed 2010 Convertible Notes Issuance contained in the 2010 Convertible Notes Indenture and 2010 Convertible Notes:

(A) with respect to the restrictions on and priorities of “Indebtedness” and “Liens”, permit the Loan Agreement, the Obligations thereunder, and the Liens securing the same; and

(B) do not restrict the principal amount of indebtedness of the “Credit Facility” (or the equivalent term defined in the 2010 Convertible Notes Indenture) to an amount less than $260,000,000; and

(iii) the 2010 Convertible Notes shall at all times remain unsecured; and

(g) Each Borrower delivers to the Agent such other agreements as the Agent may reasonably request in connection herewith.

2. Amendments to Loan Agreement. In connection with the Proposed 2010 Convertible Notes Issuance, the parties hereto hereby agree to amend the Loan Agreement as follows, provided, that all amendments to the Loan Agreement set forth in this Section 2 shall only be effective upon the satisfaction of the conditions (a) through (g) set forth in Section 1 above:

(a) By deleting clause (b) of the definition of “Change of Control” contained in Section 1.1 of the Loan Agreement, and by substituting in lieu thereof the following:

(b) any “Change of Control,” “Change in Control” or similar event or circumstance, however defined or designated, under the Indenture (as in effect on the date of this Agreement), or any “Change of Control”, “Change in Control”, “Fundamental Change” or similar event or circumstance, however defined or designated, under (i) the New Convertible Notes or New Convertible Notes Indenture, (ii) the Precision Convertible Notes or the Precision Convertible Notes Indenture, or (iii) the 2010 Convertible Notes or the 2010 Convertible Notes Indenture (as in effect on the effective date thereof) shall occur.

(b) By deleting the definitions of “New Convertible Notes Indenture”, “New Convertible Notes”, “Precision Convertible Notes”, and “Precision Convertible Notes Indenture” set forth in Section 1.1 of the Loan Agreement, and by substituting in lieu thereof the following:

New Convertible Notes - to the extent not tendered or replaced in connection with the issuance of the 2010 Convertible Notes, MasTec’s Senior Convertible Notes having a maturity of not sooner than five (5) years from the issuance date thereof in the original principal amount of $100,000,000, issued pursuant to the New Convertible Notes Indenture, on or before June 30, 2009, on an unsecured basis and otherwise on terms satisfactory to Agent and Lenders; provided, that, the original principal amount set forth above may be increased by an amount of up to $25,000,000 reflecting an oversubscription of the New Convertible Notes issued under the New Convertible Notes Indenture.

New Convertible Notes Indenture - to the extent all of the New Convertible Notes are not tendered or replaced in connection with the issuance of the 2010 Convertible Notes, the supplemental indenture among MasTec, its Subsidiaries and the trustee named thereunder, as Trustee, governing the New Convertible Notes.

Precision Convertible Notes - to the extent not tendered or replaced in connection with the issuance of the 2010 Convertible Notes, MasTec’s Senior Convertible Notes having a maturity of not sooner than five (5) years from the issuance date thereof in the original principal amount of up to $100,000,000, but not less than $75,000,000, issued pursuant to the Precision Convertible Notes Indenture, on or before November 30, 2009, on an unsecured basis and otherwise on terms satisfactory to Agent and Lenders.

Precision Convertible Notes Indenture - to the extent all of the Precision Convertible Notes are not tendered or replaced in connection with the issuance of the 2010 Convertible Notes, the supplemental indenture to the New Convertible Notes Indenture among MasTec, its Subsidiaries and U.S. Bank, National Association, as Trustee, governing the Precision Convertible Notes.

(c) By deleting the definitions of “Fixed Charges” and “Refinancing Conditions” contained in Section 1.1 of the Loan Agreement, and by substituting in lieu thereof the following new definitions:

Fixed Charges - for any fiscal period, the sum of (i) interest expense (other than interest payable-in-kind to the extent not paid in cash and interest expense arising from this Agreement or the other Loan Documents that is deferred into future periods in accordance with GAAP) for such period plus (ii) current maturities of Funded Debt (including Capitalized Lease Obligations) as of the last day of such period plus (iii) all amounts paid by any Obligor in cash with respect to the 2010 Convertible Notes Indenture and the 2010 Convertible Notes (whether made as a prepayment or conversion) for such fiscal period. For the avoidance of doubt, to the extent that any portion of the 2010 Convertible Notes is classified for accounting purposes as short-term or current Debt due to the triggering of conversion conditions under the 2010 Convertible Notes, such portion of the 2010 Convertible Notes shall not be included in the calculation of Fixed Charges, unless actually paid in cash.

Refinancing Conditions - the following conditions, each of which must be satisfied before Refinancing Debt shall be permitted under Section 10.2.3 of this Agreement: (i) the Refinancing Debt is in an aggregate principal amount that does not exceed the aggregate principal amount of the Debt being extended, renewed or refinanced (or in the case of each of (A) the Indenture and the Senior Notes, (B) the New Convertible Notes Indenture and the New Convertible Notes, (C) the Precision Convertible Notes Indenture and the Precision Convertible Notes, and (D) the 2010 Convertible Notes Indenture and the 2010 Convertible Notes, the original principal amount of the Senior Notes, the New Convertible Notes, the Precision Convertible Notes, or the 2010 Convertible Notes, as applicable), (ii) the Refinancing Debt has a later or equal final maturity and a longer or equal weighted average life than the Debt being extended, renewed or refinanced, (iii) the Refinancing Debt does not bear a rate of interest that exceeds a market rate (as determined in good faith by a Senior Officer) as of the date of such extension, renewal or refinancing, (iv) if the Debt being extended, renewed or refinanced is subordinate to the Obligations, the Refinancing Debt is subordinated to the same extent, (v) the covenants contained in any instrument or agreement relating to the Refinancing Debt are no less favorable to Obligors than those relating to the Debt being extended, renewed or refinanced, and (vi) at the time of and after giving effect to such extension, renewal or refinancing, no Default or Event of Default shall exist.

(d) By adding the following new definitions of “4.00% 2010 Convertible Notes”, “4.00% 2010 Convertible Notes Indenture”, “4.25% 2010 Convertible Notes”, “4.25% 2010 Convertible Notes Indenture”, “2010 Convertible Notes”, and “2010 Convertible Notes Indenture” to Section 1.1 of the Loan Agreement, in proper alphabetical sequence:

4.00% 2010 Convertible Notes - convertible notes by Obligors having a maturity of June 15, 2014 in the original principal amount of up to $115,000,000, issued pursuant to the 4.00% 2010 Convertible Notes Indenture, on or before January 31, 2011, on an unsecured basis and otherwise on terms satisfactory to Agent and Lenders.

4.00% 2010 Convertible Notes Indenture - the Supplemental Indenture among MasTec, its Subsidiaries and the trustee named thereunder, as Trustee, governing the 4.00% 2010 Convertible Notes, which Indenture shall be in form and substance satisfactory to Agent and Lenders.

4.25% 2010 Convertible Notes - convertible notes by Obligors having a maturity of December 15, 2014 in the original principal amount of up to $100,000,000, issued pursuant to the 4.25% 2010 Convertible Notes Indenture, on or before January 31, 2011, on an unsecured basis and otherwise on terms satisfactory to Agent and Lenders.

4.25% 2010 Convertible Notes Indenture - the Supplemental Indenture among MasTec, its Subsidiaries and the trustee named thereunder, as Trustee, governing the 4.25% 2010 Convertible Notes, which Indenture shall be in form and substance satisfactory to Agent and Lenders.

2010 Convertible Notes - collectively, the 4.00% 2010 Convertible Notes and the 4.25% 2010 Convertible Notes.

2010 Convertible Notes Indenture - collectively, the 4.00% 2010 Convertible Notes Indenture and the 4.25% 2010 Convertible Notes Indenture.

(e) By deleting subclause (z) of Section 2.1.3 of the Loan Agreement in its entirety, and by substituting in lieu thereof the following new subclause (z):

(z) to defease, redeem, refinance or convert to cash any of the Senior Notes, the New Convertible Notes, the Precision Convertible Notes, or the 2010 Convertible Notes.

(f) By deleting Section 10.1.13 of the Loan Agreement in its entirety, and by substituting in lieu thereof the following new Section 10.1.13:

10.1.13. Compliance with Indenture and 2010 Convertible Notes Indenture. Comply with the terms and provisions of (a) the Indenture and the Senior Notes, (b) the New Convertible Notes Indenture and the New Convertible Notes, (c) the Precision Convertible Notes Indenture and the Precision Convertible Notes and (d) the 2010 Convertible Notes Indenture and the 2010 Convertible Notes.

(g) By deleting subclause (ii) of Section 10.2.3 of the Loan Agreement in its entirety, and by substituting in lieu thereof the following new subclause (ii):

(ii) each of the Senior Notes, the New Convertible Notes, the Precision Convertible Notes, and the 2010 Convertible Notes;

(h) By deleting the final paragraph of Section 10.2.3 of the Loan Agreement, and by substituting in lieu thereof the following new final paragraph:

None of the provisions of this Section 10.2.3 that authorize any Obligor to incur any Debt shall be deemed to (A) override, modify or waive any of the provisions of Section 10.3, which shall constitute an independent and separate covenant and obligation of each Borrower, or (B) permit any Obligor to incur any Debt in violation of any provision of the Indenture, the New Convertible Notes Indenture, the Precision Convertible Notes Indenture, or the 2010 Convertible Notes Indenture.

(i) By deleting Section 10.2.6 of the Loan Agreement, and by substituting in lieu thereof the following new Section 10.2.6:

10.2.6 Restrictions on Payment of Certain Debt.

(a) Make any payment with respect to any Subordinated Debt or take or omit to take any other action with respect to any Subordinated Debt, except in accordance with the subordination agreement relative thereto; or amend or modify the terms of any agreement applicable to any Subordinated Debt, other than to extend the time of payment thereof or to reduce the rate of interest payable in connection therewith. To the extent that any payment is permitted to be made with respect to any Subordinated Debt pursuant to the provisions of the subordination agreement applicable thereto, as a condition precedent to Borrowers’ authorization to make any such payment, Borrowers shall provide to Agent, not less than 5 Business Days prior to the scheduled payment, a certificate from a Senior Officer of Borrower Agent stating that no Default or Event of Default is in existence as of the date of the certificate or will be in existence as of the date of such payment (both with and without giving effect to the making of such payment), and specifying the amount of principal and interest to be paid.

(b) Notwithstanding anything in this Agreement to the contrary, in no event shall any Obligor or any Subsidiary defease, redeem, refinance or convert to cash any of the 2010 Convertible Notes without the prior written consent of Agent and Required Lenders, provided that, Obligors may defease, redeem, refinance or convert to cash any of the 2010 Convertible Notes without the prior written consent of Agent and Required Lenders so long as either (i) any such refinancing satisfies the Refinancing Conditions or (ii) the 2010 Convertible Notes Repayment or Conversion Conditions are satisfied. As used herein, “2010 Convertible Notes Repayment or Conversion Conditions” means, with respect to any defeasance, redemption, refinancing or conversion to cash of any of the 2010 Convertible Notes, (i) the aggregate amount of the 2010 Convertible Notes that have been defeased, redeemed, refinanced or converted to cash by Obligors does not exceed, after giving effect to such defeasance, redemption, refinancing or conversion, $10,000,000, and (ii) at the time of and after giving pro forma effect to such defeasance, redemption, refinancing or conversion to cash, as applicable, (A) no Default or Event of Default exists, (B) Borrowers shall have a Fixed Charge Coverage Ratio of not less than 1.20 to 1.00 for the most recently completed twelve-month period prior to the date of such defeasance, redemption, refinancing or conversion to cash, and (C) Availability shall be equal to or greater than $25,000,000 at such time and for the most recently completed 90-day period prior to the date of such defeasance, redemption, refinancing or conversion to cash.

(j) By deleting Section 10.2.24 of the Loan Agreement in its entirety, and by substituting in lieu thereof the following new Section 10.2.24:

10.2.24. Amendments to Other Agreements. Amend the interest rate or principal amount or schedule of payments of principal and interest with respect to any Debt (other than the Obligations), or any dividend rate or redemption schedule applicable to any preferred stock of an Obligor, other than to reduce the interest or dividend rate or to extend any such schedule of payments or redemption schedule, or amend or cause or permit to be amended in any material respect, or in any respect that may be adverse to the interests of Agent or Lenders, (i) the Indenture or any other agreement at any time governing or evidencing Subordinated Debt, (ii) the New Convertible Notes Indenture or any other agreement at any time governing or evidencing the New Convertible Notes, (iii) the Precision Convertible Notes Indenture or any other agreement at any time governing or evidencing the Precision Convertible Notes, (iv) the 2010 Convertible Notes Indenture or any other agreement at any time governing or evidencing the 2010 Convertible Notes, or (v) the general indemnity agreement between any Obligor and any surety that has issued any outstanding surety bonds for the account of such Obligor or any related intercreditor agreement.

(k) By deleting Section 12.1.6 of the Loan Agreement in its entirety, and by substituting in lieu thereof the following new Section 12.1.6:

12.1.6 Other Defaults. There shall occur any default or event of default on the part of any Obligor or any Subsidiary under (i) the Indenture, (ii) the New Convertible Notes Indenture, (iii) the Precision Convertible Notes Indenture, (iv) the 2010 Convertible Notes Indenture, or (v) under any other agreement, document or instrument to which such Obligor or such Subsidiary is a party or by which such Obligor or such Subsidiary or any of their respective Properties is bound, creating or relating to any Debt (other than the Obligations) in excess of $2,500,000, in each case under this clause (v) if the payment or maturity of such Debt may be accelerated in consequence of such default or event of default or demand for payment of such Debt may be made.

3. Expenses of Agent. To induce the Agent and the Lenders to enter into this consent and letter amendment and grant the accommodations set forth herein, Borrowers hereby jointly and severally agree to pay, on the date hereof any other fee required by the Agent individually, and on demand, all costs and expenses incurred by the Agent in connection with the preparation, negotiation and execution of this consent and letter amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of the Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

4. Miscellaneous. The consents, amendments and agreements set forth herein shall be effective, subject to the foregoing conditions, when the Agent receives five (5) counterparts of this consent and letter amendment, duly executed by each Borrower and the Lenders. The consents, amendments and agreements herein are limited as written and do not constitute consents, amendments, waivers or releases by the Agent or any Lender of any provision of the Loan Agreement or any right of the Agent or any Lender thereunder, except as expressly set forth herein. This consent and letter amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default. Nothing herein shall be construed to be an admission by Borrowers that the Agent’s and the Lenders’ consent or acknowledgment is required with respect to future acquisitions constituting Permitted Acquisitions under the Loan Agreement. To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this consent and letter amendment.

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This consent and letter amendment shall be governed by and construed in accordance with the internal laws of the State of Georgia and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This consent and letter amendment may be executed in any number of counterparts and by different parties to this consent and letter amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same amendment. Any signature page counterpart delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature page counterpart hereto.

Very truly yours,

BANK OF AMERICA, N.A., as Agent and a Lender

By:	/s/ Dennis S. Losin
	Name:	Dennis Losin
	Title:	Senior Vice President

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Consent and Letter Agreement Regarding 2010 Convertible Notes Issuance

and Amendments to Loan Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Brian Miner
Name: Brian Miner
Title: Duly Authorized Signatory

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Consent and Letter Agreement Regarding 2010 Convertible Notes Issuance

and Amendments to Loan Agreement

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:	/s/ Doug Maher
Name: Doug Maher
Title: Vice President

By:	/s/ Jennifer Humphrey
Name: Jennifer Humphrey
Title: Vice President, Operations

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Consent and Letter Agreement Regarding 2010 Convertible Notes Issuance

and Amendments to Loan Agreement

BORROWERS:

MASTEC, INC.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Executive Vice President and Chief Financial Officer

MASTEC CONTRACTING COMPANY, INC.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Executive Vice President and Chief Financial Officer

MASTEC SERVICES COMPANY, INC.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Executive Vice President and Chief Financial Officer

MASTEC NORTH AMERICA, INC.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Executive Vice President and Chief Financial Officer

CHURCH & TOWER, INC.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Executive Vice President and Chief Financial Officer

POWER PARTNERS MASTEC, LLC

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Executive Vice President and Chief Financial Officer

GLOBETEC CONSTRUCTION, LLC

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Executive Vice President and Chief Financial Officer

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Consent and Letter Agreement Regarding 2010 Convertible Notes Issuance

and Amendments to Loan Agreement

THREE PHASE LINE CONSTRUCTION, INC.

By:	/s/ Stanley Tedder
Name:	Stanley Tedder
Title:	Chief Executive Officer

PUMPCO, INC.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Vice President

NSORO MASTEC, LLC

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Vice President

WANZEK CONSTRUCTION, INC.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Vice President

MASTEC RESIDENTIAL SERVICES, LLC
By: MasTec North America, Inc., its sole Member

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Executive Vice President and Chief Financial Officer

PRECISION PIPELINE LLC

By: Precision Acquisition, LLC, its sole member

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Executive Vice President and Chief Financial Officer of MasTec Inc., sole member of Precision Acquisition, LLC

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Consent and Letter Agreement Regarding 2010 Convertible Notes Issuance

and Amendments to Loan Agreement

PRECISION TRANSPORT COMPANY, LLC

By:	Precision Acquisition, LLC, its sole member

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Executive Vice President and Chief Financial Officer of MasTec Inc., sole member of Precision Acquisition, LLC

GUARANTORS:

PHASECOM SYSTEMS INC.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Executive Vice President and Chief Financial Officer

INTEGRAL POWER & TELECOMMUNICATIONS CORPORATION LTD.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Executive Vice President and Chief Financial Officer

MASTEC WIRELESS SERVICES, LLC

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Executive Vice President and Chief Financial Officer

THREE PHASE ACQUISITION CORP.

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Executive Vice President and Chief Financial Officer

PRECISION ACQUISITION, LLC

By:	MasTec, Inc., its sole member

By:	/s/ C. Robert Campbell
Name:	C. Robert Campbell
Title:	Executive Vice President and Chief Financial Officer

Consent and Letter Agreement Regarding 2010 Convertible Notes Issuance

and Amendments to Loan Agreement